EXHIBIT 10.2

FIRST AMENDMENT TO LEASE

WHEREAS, Hawley-Wiggins, LLC, a Florida limited company as “Landlord” and Oragenics, Inc., a Florida corporation as “Tenant” have entered into that certain Lease dated the 28th day of October 2011, for that certain real property located at 13700 Progress Boulevard, Alachua, Florida 32615. •

and;

WHEREAS, Landlord and Tenant have requested an amendment to the Lease. NOW,

THEREFORE, the Landlord and Tenant agree as follows:

The Lease is modified to read as follow

1.	1.(c)	“Premises” is hereby amended to read: a building consisting (which landlord represents consists) of approximately 5,616 square feet of gross rentable area. The Premises are located in the Progress Corporate Park and known as 13700 Progress Boulevard, Alachua, Florida 32615 and land as depicted cm the attached sketch as Exhibit “A”.

2.	1.(e)	“Commencement Date” is hereby amended to read: December 1, 2014 and this Lease shall now expire on November 30, 2019.

3.	1.(i)	“Term” is hereby amended to be not less than sixty (60) months commencing onthe Commencement Data, this Lease to end on the last day of the sixtieth (60th) month after the Commencement Date_

4.	1.(g)	“Rent” is hereby amended to be:

Lease Year:	Annual Net Rent/RSF:	Annual Net Rent:	Monthly Payment Rent:
1	20.60	115,689.60	9,640.80
2	21.22	119,160.29	9,930.02
3	21.85	122,735.10	10,227.92
4	22.51	126,417.15	10,534.76
5	23.19	130,209.66	10,850.81

5.	2.PREMISES AND TERM: is hereby amended to provide that Tenant may terminate this Lease prior to the expiration upon the payment to the Landlord of this (9) month’s rent in advance.

All provisions of the original Agreement not amended herein shall remain unchanged and in full force and effect

EXHIBIT A

FLOOR PLAN

IN WITNESS WHEREOF, the parties have set their hands and seals this 13th day of July 2014.

In the presence of:

/s/ Susan Lynch	“LANDLORD”
Printed Name: Susan Lynch
Hawley-Wiggins, LLC, a
Florida limited liability company

/s/ Janice A. Hawley	/s/ Phillip J. Hawley
Printed Name: Janice A. Hawley	By: Phillip J. Hawley
Its: Manager

/s/ Al Fosmoe
Printed Name: Al Fosmoe
“TENANT”

Oragenics, Inc., a
Florida corporation

/s/ John N. Bonfiglio
/s/ Emily Richeson	By: John N. Bonfiglio
Printed Name: Emily Richeson	Its: President and CEO